Exhibit 99.1

OfficeMax 150 East Pierce Road Itasca, IL 60143-1594

News Release

Media Contact	Investor Contact
Bill Bonner	John Jennings
630 438 8584	630 438 8760

For Immediate Release: October 26, 2005

OFFICEMAX REPORTS THIRD-QUARTER 2005 FINANCIAL RESULTS

ITASCA, Ill., October 26, 2005 — OfficeMax® Incorporated (NYSE: OMX) today reported a net loss of $3.9 million, or $.07 per diluted share, compared with net income of $62.2 million, or $.64 per diluted share, in the third quarter of 2004.  Financial results in the 2004 quarter included the results of the company’s paper, forest products, and timberland assets, reported as the Boise Building Solutions and Boise Paper Solutions segments, which were sold in October 2004.

Results for the third quarter of 2005 include various special items, including a loss from discontinued operations and certain expenses in the Corporate and Other segment, primarily related to the consolidation of the OfficeMax headquarters facilities, which are not expected to be ongoing.  Excluding the special items and sold businesses, OfficeMax reported sales of $2.3 billion, an increase of $53.0 million in the third quarter of 2005 compared to the third quarter of 2004 primarily due to sales growth in the Contract segment.  Excluding special items and sold business segments, operating income increased $6.9 million in the third quarter of 2005 compared to the third quarter of 2004 primarily due to reduced Corporate and Other segment expenses, and an increase in operating income in the Contract segment, offset by a decrease in operating income in the Retail segment.  A full description of the special items included in each period and a reconciliation of the special items to the company’s reported GAAP financial results is included in the notes to the financial tables contained in this press release.

“Our third quarter results underperformed our expectations primarily due to weakness in our Retail segment,” said Sam Duncan, Chairman and Chief Executive Officer of OfficeMax.  “That said, our Contract segment continued to show operating margin improvement and our Retail segment did show areas of strength in key geographic regions and in certain product categories.”

Contract segment sales increased 4.4% in the third quarter of 2005 compared to the third quarter of 2004 primarily due to 1.4% sales growth in U.S. Contract operations and 16% growth in international Contract operations aided by favorable foreign exchange rate change and the impact of acquisitions during 2005.  U.S. Contract sales in the third quarter of 2005 were affected by a change in the fiscal quarter end to conform to our Retail segment fiscal reporting period.  As a result, our Contract segment had one less selling day in the third quarter of 2005 compared to the third quarter of 2004.  Adjusted for the difference in selling days, U.S. Contract sales increased 3% in the third quarter of 2005 compared to the third quarter of 2004.

Contract segment gross margin declined in the third quarter of 2005 primarily due to higher delivery costs from increased energy prices and a more competitive pricing environment in the large U.S. customer segment.   Contract segment operating income increased $2.5 million in the third quarter of 2005 primarily due to lower operating expenses from effective cost controls in U.S. Contract operations, offset partially by an operating income decline in our International Contract operations.

Retail segment sales increased less than 1% in the third quarter of 2005 compared to the third quarter of 2004.  Same-location sales in the third quarter of 2005 for the Retail segment were slightly negative as compared to the same quarter last year.  Third quarter 2005 Retail sales were impacted by varying Back-to-School sales performance in geographic regions and flat same-location sales growth in most product categories, partially offset by strong sales in Print and Document Services.  Retail sales were also impacted by Hurricane Katrina which caused the closure of 24 stores at its peak, all of which have now reopened.

Retail segment gross margin in the third quarter of 2005 was nearly identical to the third quarter of 2004, despite the impact of higher energy prices in the third quarter of 2005.  OfficeMax Retail operating income declined $10.7 million in the third quarter of 2005 primarily due to higher energy prices and employee benefit costs as well as losses from new stores as they grow sales, partially offset by decreased advertising spending.

During the third quarter of 2005, OfficeMax opened 9 new retail stores, closed 1 store and ended the third quarter of 2005 with 957 retail stores compared to 933 stores at the end of the third quarter of 2004.

OfficeMax Corporate and Other segment includes support staff services and other expenses.  Consistent with OfficeMax’s prior year presentation, these expenses are not fully allocated to the Retail and Contract segments.  Corporate and Other segment expenses totaled $31.7 million in third quarter of 2005 with special items totaling $16.8 million.  Special items in the third quarter of 2005 included expenses for our previously announced headquarters consolidation of $10.4 million and other items totaling $6.4 million with the most significant portion a $2.9 million write-off related to software.  Excluding special items, Corporate and Other expenses decreased $15.1 million in the third quarter of 2005 partially due to third quarter 2004 expenses associated with, but not allocated to, the Boise Building Solutions and Boise Paper Solutions segments that were sold in October 2004.  Corporate and Other expenses in the third quarter of 2005, excluding special items, continued to include costs for employee retirement benefits and retention programs, as well as expenses related to the transition of support staff services from Boise Cascade, LLC that are expected to continue to decrease in 2006.

“OfficeMax has undertaken a number of key initiatives aimed at improving operating performance across both the Retail and Contract businesses, and at the corporate level.  As these initiatives continue to move forward, the company is guided by its commitment to enhance execution of our strategy and increased accountability at all levels of the organization and across business segments,” said Duncan.

Webcast and Conference Call

OfficeMax will host a webcast and conference call to discuss the results on Wednesday, October 26, 2005, at 10:00 a.m. (ET).  Slides accompanying the conference call and an audio webcast of the conference call can be accessed via the Internet by visiting the Investors section of the OfficeMax website at http://investor.officemax.com and selecting the October 26, 2005 conference call link.  To join the conference call, dial (800) 374-0165 — or (706) 634-0995 for international callers — 10 minutes before the beginning of the call.  Slides will be posted to the Investors site 30 minutes prior to the start of the conference.  An archive of the conference call and accompanying slides will be available online for one year following the call and will be posted on the “Presentations” page located within the Investors section of the OfficeMax website.

About OfficeMax

OfficeMax® Incorporated is a leader in both business-to-business office products solutions and retail office products. OfficeMax delivers an unparalleled customer experience — in service, in product, in time savings, and in value — through a relentless focus on its customers. The company provides office supplies and paper, print and document services, technology products and solutions, and furniture to consumers and to large, medium and small businesses. OfficeMax customers are served by approximately 40,000 associates through direct sales, catalogs, the Internet and approximately 950 superstores. OfficeMax trades on the New York Stock Exchange under the symbol OMX. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit http://www.officemax.com/ ..

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.  Important factors regarding the Company which may cause results to differ from expectations are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, including those discussed under the caption “Cautionary and Forward-Looking Statements”, and in other filings with the SEC.

# # #

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(thousands, except share data)

	September 24,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current
Cash and equivalents	$78,440	$1,242,542
Receivables, net	597,837	643,273
Merchandise inventories	980,858	1,138,167
Other current assets	259,845	234,780
	1,916,980	3,258,762

Property
Property and equipment	1,063,815	958,794
Accumulated depreciation	(505,021)	(417,342)
	558,794	541,452

Goodwill and intangible assets, net	1,424,185	1,375,274
Timber notes receivable	1,635,000	1,635,000
Other long-term assets	605,970	732,511

Total assets	$6,140,929	$7,542,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Short-term borrowings	—	10,309
Current portion of long-term debt	47,564	97,738
Accounts payable	875,548	1,118,021
Accrued liabilities and other	540,482	630,902
	1,463,594	1,856,970
Debt
Long-term debt, less current portion	432,685	585,082
Timber securitization notes	1,470,000	1,470,000
	1,902,685	2,055,082

Compensation and benefits	551,715	557,488
Other long-term liabilities	411,220	439,518
Minority interest	27,052	23,463

Shareholders’ Equity
Preferred stock	56,884	61,964
Common stock	176,849	232,269
Additional paid-in capital	742,698	1,441,265
Retained earnings	952,069	1,019,679
Accumulated other comprehensive loss	(143,837)	(144,699)
	1,784,663	2,610,478

Total liabilities and shareholders’ equity	$6,140,929	$7,542,999

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(thousands, except per-share amounts)

	Three Months Ended
	September 24,	September 30,
	2005	2004
Sales	$2,287,695	$3,650,929

Costs and expenses
Materials, labor and other operating expenses	1,725,015	2,828,455
Depreciation, amortization and cost of company timber harvested	37,937	100,255
Selling and distribution expenses	430,507	496,213
General and administrative expenses	66,563	77,745
Other (income) expense, net	13,030	(1,161)
	2,273,052	3,501,507

Equity in net income of affiliate	1,403	—

Income from operations	16,046	149,422

Interest expense	(31,658)	(39,945)
Interest income	20,737	455
Other, net	2,326	1,072
	(8,595)	(38,418)

Income from continuing operations before income taxes and minority interest	7,451	111,004
Income tax provision	(6,653)	(43,556)

Income from continuing operations before minority interest	798	67,448
Minority interest, net of income taxes	(1,178)	(1,145)

Income (loss) from continuing operations	(380)	66,303

Discontinued operations
Operating loss	(5,717)	(6,764)
Income tax benefit	2,224	2,630

Loss from discontinued operations	(3,493)	(4,134)

Net income (loss)	(3,873)	62,169

Preferred dividends	(1,093)	(3,242)

Net income (loss) applicable to common shareholders	$(4,966)	$58,927

Basic income (loss) per common share
Continuing operations	$(0.02)	$0.73
Discontinued operations	(0.05)	(0.05)
Basic income (loss) per common share	$(0.07)	$0.68

Diluted income (loss) per common share
Continuing operations	$(0.02)	$0.69
Discontinued operations	(0.05)	(0.05)
Diluted income (loss) per common share	$(0.07)	$0.64

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(thousands, except per-share amounts)

	Nine Months Ended
	September 24,	September 30,
	2005	2004
Sales	$6,702,299	$10,581,737

Costs and expenses
Materials, labor and other operating expenses	5,061,614	8,257,772
Depreciation, amortization and cost of company timber harvested	111,170	295,557
Selling and distribution expenses	1,280,063	1,480,458
General and administrative expenses	216,804	224,371
Other (income) expense, net	26,352	(91,769)
	6,696,003	10,166,389

Equity in net income of affiliate	4,057	6,311

Income from operations	10,353	421,659

Debt retirement expenses	(14,391)	—
Interest expense	(96,330)	(121,029)
Interest income	76,090	1,389
Other, net	3,083	728
	(31,548)	(118,912)

Income (loss) from continuing operations before income taxes and minority interest	(21,195)	302,747
Income tax benefit (provision)	5,097	(113,792)

Income (loss) from continuing operations before minority interest	(16,098)	188,955
Minority interest, net of income taxes	(2,541)	(2,393)

Income (loss) from continuing operations	(18,639)	186,562

Discontinued operations
Operating loss	(19,745)	(23,233)
Income tax benefit	7,681	9,034

Loss from discontinued operations	(12,064)	(14,199)

Net income (loss)	(30,703)	172,363

Preferred dividends	(3,354)	(9,776)

Net income (loss) applicable to common shareholders	$(34,057)	$162,587

Basic income (loss) per common share
Continuing operations	$(0.27)	$2.04
Discontinued operations	(0.15)	(0.16)
Basic income (loss) per common share	$(0.42)	$1.88

Diluted income (loss) per common share
Continuing operations	$(0.27)	$1.94
Discontinued operations	(0.15)	(0.16)
Diluted income (loss) per common share	$(0.42)	$1.78

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(thousands, except share data)

	September 24,	September 30,
	2005	2004
	(unaudited)
Cash provided by (used for) operations
Net income (loss)	$(30,704)	$172,363
Items in net income (loss) not using (providing cash)
Depreciation, amortization and the cost of company timber harvested	111,170	301,172
Gain on sale of assets	(925)	(106,660)
Other	35,339	163,526
Changes other than from acquisitions of businesses
Receivables and inventory	216,218	(329,470)
Accounts payable and accrued liabilities	(224,145)	(22,111)
Income taxes and other	(207,982)	(298,158)
Cash used for operations	(101,029)	(119,338)

Cash provided by (used for) investment
Expenditures for property and equipment	(109,269)	(228,141)
Proceeds from sale of assets	93,119	186,946
Acquisition of businesses	(33,028)	—
Other	1,503	7,400
Cash provided by (used for) investment	(47,675)	(33,795)

Cash provided by (used for) financing
Cash dividends paid	(40,893)	(45,641)
Short-term borrowings	(10,277)	447,241
Long-term debt, net	(202,654)	(226,642)
Purchase of common shares	(780,407)
Other	18,833	21,602
Cash provided by (used for) financing	(1,015,398)	196,560

Increase (decrease) in cash and cash equivalents	(1,164,102)	43,427
Cash and equivalents at beginning of period	1,242,542	124,879

Cash and equivalents at end of period	$78,440	$168,306

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SEGMENT INFORMATION

(unaudited)

(thousands)

	Three Months Ended
	September 24, 2005	September 30, 2004
Segment Sales
OfficeMax, Contract	$1,144,500	$1,096,192
OfficeMax, Retail	1,143,195	1,138,461
	2,287,695	2,234,653

Boise Building Solutions	—	1,051,239
Boise Paper Solutions	—	531,137
Intersegment eliminations and other	—	(166,100)
	$2,287,695	$3,650,929

Segment income (loss)
OfficeMax, Contract	$33,952	$31,442
OfficeMax, Retail	16,073	26,797
Corporate and Other	(31,653)	(29,921)
	18,372	28,318

Boise Building Solutions	—	101,411
Boise Paper Solutions	—	20,765
	18,372	150,494

Interest expense	(31,658)	(39,945)
Interest income	20,737	455

Income from continuing operations before income taxes and minority interest	$7,451	$111,004

Before special items

Segment income (loss)
OfficeMax, Contract	$33,952	$31,442
OfficeMax, Retail	16,073	26,797
Corporate and Other	(14,814)	(29,921)
	35,211	28,318

Boise Building Solutions	—	101,411
Boise Paper Solutions	—	20,765
	35,211	150,494

Interest expense	(31,658)	(39,945)
Interest income	20,737	455

Income from continuing operations before income taxes, minority interest and special items	$24,290	$111,004

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SEGMENT INFORMATION

(unaudited)

(thousands)

	Nine Months Ended
	September 24,	September 30,
	2005	2004
Segment Sales
OfficeMax, Contract	$3,407,114	$3,254,411
OfficeMax, Retail	3,295,185	3,326,121
	6,702,299	6,580,532

Boise Building Solutions	—	2,958,010
Boise Paper Solutions	—	1,500,835
Intersegment eliminations and other	—	(457,640)
	$6,702,299	$10,581,737

Segment income (loss)
OfficeMax, Contract	$76,035	$87,234
OfficeMax, Retail	23,410	39,488
Corporate and Other	(86,009)	(64,903)
	13,436	61,819

Boise Building Solutions	—	312,961
Boise Paper Solutions	—	47,607
	13,436	422,387

Debt retirement expenses	(14,391)	—
Interest expense	(96,330)	(121,029)
Interest income	76,090	1,389

Income (loss) from continuing operations before income taxes and minority interest	$(21,195)	$302,747

Before special items

Segment income (loss)
OfficeMax, Contract	$85,835	$87,234
OfficeMax, Retail	23,410	39,488
Corporate and Other	(51,041)	(64,903)
	58,204	61,819

Boise Building Solutions	—	266,463
Boise Paper Solutions	—	(12,308)
	58,204	315,974

Interest expense	(96,330)	(121,029)
Interest income	76,090	1,389

Income from continuing operations before income taxes, minority interest and special items	$37,964	$196,334

(1)  Financial Information

The interim period consolidated financial statements included in this release are unaudited statements, and should be read in conjunction with the company’s 2004 Annual Report on Form 10-K.  In all periods presented, net income (loss) involved estimates and accruals.

Effective March 11, 2005 we amended our bylaws to make the year-end for OfficeMax Incorporated the last Saturday in December.  Prior to this amendment, all of our segments except OfficeMax, Retail had a December 31 year-end.  Our international businesses will maintain the December 31 year-end.  We will consolidate the calendar year-end results of our international businesses with OfficeMax fiscal-year results.  The third fiscal quarter of 2005 ended on September 24, 2005.  The third fiscal quarter of 2004 ended on September 30, 2004.  As a result of the change in our fiscal year-end, the domestic operations of our OfficeMax Contract segment had one fewer selling day in the third fiscal quarter and five fewer selling days in the first three quarters of 2005 than in the comparable prior year periods.  Year-over-year comparisons of same-location sales are calculated based on an equal number of selling days in each year.

(2)  Reconciliation of Net Income and Diluted Income (Loss) Per Share Before Special Items

We evaluate our results of operations both before and after special gains and losses.  We believe our presentation of financial measures before special items enhances our investors’ overall understanding of our recurring operational performance.  Specifically, we believe results before special items provide useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

In the following tables, we reconcile our financial measures before special items to our reported financial results for the three and nine month periods ended September 24, 2005 and September 30, 2004.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SEGMENT INFORMATION

(unaudited)

(millions, except per-share data)

	Three Months Ended
	September 24, 2005			September 30, 2004
	As Reported	Special Items (a)	Before Special Items (c)	As Reported	Special Items (b)	Before Special Items (c)

Segment income (loss)
OfficeMax, Contract	$34.0	$—	$34.0	$31.4	$—	$31.4
OfficeMax, Retail	16.1	—	16.1	26.8	—	26.8
Corporate and Other	(31.7)	16.8	(14.8)	(29.9)	—	(29.9)
	18.4	16.8	35.2	28.3	—	28.3

Boise Building Solutions	—	—	—	101.4	—	101.4
Boise Paper Solutions	—	—	—	20.8	—	20.8
	18.4	16.8	35.2	150.5	—	150.5

Interest expense	(31.7)	—	(31.7)	(39.9)	—	(39.9)
Interest income	20.7	—	20.7	0.5	—	0.5

Income from continuing operations before income taxes and minority interest	7.5	16.8	24.3	111.0	—	111.0
Income tax provision	(6.7)	(5.8)	(12.4)	(43.6)	—	(43.6)
Income from continuing operations before minority interest	0.8	11.1	11.9	67.4	—	67.4
Minority interest, net of income tax	(1.2)	—	(1.2)	(1.1)	—	(1.1)

Income (loss) from continuing operations	(0.4)	11.1	10.7	66.3	—	66.3

Discontinued operations
Operating loss	(5.7)	5.7	—	(6.8)	6.8	—
Income tax benefit	2.2	(2.2)	—	2.6	(2.6)	—

Loss from discontinued operations	(3.5)	3.5	—	(4.1)	4.1	—

Net income (loss)	$(3.9)	$14.6	$10.7	$62.2	$4.1	$66.3

Diluted income (loss) per common share
Continuing operations	$(0.02)	$0.16	$0.14	$0.69	$—	$0.69
Discontinued operations	(0.05)	0.05	—	(0.05)	0.05	—
Diluted income (loss) per common share	$(0.07)	$0.21	$0.14	$0.64	$0.05	$0.69

Totals may not foot due to rounding.

(a) See Notes 5 and 6 for a discussion of these special items.

(b) See Notes 4 and 6 for a discussion of these special items.

(c) For purpose of evaluating our results, net of taxes, both before and after special items, we have presented the results before special items using an estimated annual tax rate excluding special items.  The actual tax benefits for the special items may be less than presented.  For purpose of presenting diluted income (loss) per common share before special items, we excluded the special items from the calculation of diluted income (loss) per common share without adjustments for potential dilution which is consistent with the calculation of as reported diluted income (loss) per common share.  If adjustments for potential dilution are included, outstanding shares would have increased by approximately 1.1 million shares.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SEGMENT INFORMATION

(unaudited)

(millions, except per-share data)

	Nine Months Ended
	September 24, 2005			September 30, 2004
	As Reported	Special Items (a)	Before Special Items (c)	As Reported	Special Items (b)	Before Special Items (c)

Segment income (loss)
OfficeMax, Contract	$76.0	$9.8	$85.8	$87.2	$—	$87.2
OfficeMax, Retail	23.4	—	23.4	39.5	—	39.5
Corporate and Other	(86.0)	35.0	(51.0)	(64.9)	—	(64.9)
	13.4	44.8	58.2	61.8	—	61.8

Boise Building Solutions	—	—	—	313.0	(46.5)	266.5
Boise Paper Solutions	—	—	—	47.6	(59.9)	(12.3)
	13.4	44.8	58.2	422.4	(106.4)	316.0

Debt retirement expenses	(14.4)	14.4	—	—	—	—
Interest expense	(96.3)	—	(96.3)	(121.0)	—	(121.0)
Interest income	76.1	—	76.1	1.4	—	1.4

Income (loss) from continuing operations before income taxes and minority interest	(21.2)	59.2	38.0	302.7	(106.4)	196.3
Income tax (provision) benefit	5.1	(22.9)	(17.8)	(113.8)	41.4	(72.4)
Income (loss) from continuing operations before minority interest	(16.1)	36.3	20.2	189.0	(65.0)	123.9
Minority interest, net of income tax	(2.5)	—	(2.5)	(2.4)	—	(2.4)

Income (loss) from continuing operations	(18.6)	36.3	17.6	186.6	(65.0)	121.5

Discontinued operations
Operating loss	(19.7)	19.7	—	(23.2)	23.2	—
Income tax benefit	7.7	(7.7)	—	9.0	(9.0)	—

Loss from discontinued operations	(12.1)	12.1	—	(14.2)	14.2	—

Net income (loss)	$(30.7)	$48.3	$17.6	$172.4	$(50.8)	$121.5

Diluted income (loss) per common share
Continuing operations	$(0.27)	$0.44	$0.17	$1.94	$(0.71)	$1.23
Discontinued operations	(0.15)	0.15	—	(0.16)	0.16	—
Diluted income (loss) per common share	$(0.42)	$0.59	$0.17	$1.78	$(0.55)	$1.23

Totals may not foot due to rounding.

(a) See Notes 5 and 6 for a discussion of these special items.

(b) See Notes 4 and 6 for a discussion of these special items.

(c) For purpose of evaluating our results, net of taxes, both before and after special items, we have presented the results before special items using an estimated annual tax rate excluding special items.  The actual tax benefits for the special items may be less than presented.  For purpose of presenting diluted income (loss) per common share before special items, we excluded the special items from the calculation of diluted income (loss) per common share without adjustments for potential dilution which is consistent with the calculation of as reported diluted income (loss) per common share.  If adjustments for potential dilution are included, outstanding shares would have increased by approximately 1.2 million shares.

(3)  Sale of Paper, Forest Products and Timberland Assets

On October 29, 2004, we completed the sale of our paper, forest products and timberland assets for approximately $3.7 billion to affiliates of Boise Cascade, LLC a new company formed by Madison Dearborn Partners LLC.  Some assets, such as a wood-polymer building materials business that is in preproduction testing and company-owned life insurance, were retained by OfficeMax, as were some liabilities associated with retiree pensions and other post-retirement benefits, litigation, environmental remediation at selected sites and facilities previously closed.  The assets that we sold were included in our Boise Building Solutions and Boise Paper Solutions segments.

On October 29, 2004, we invested $175 million in securities of affiliates of Boise Cascade, LLC This investment represents continuing involvement as defined in Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  Accordingly, we do not show the historical results of the sold paper, forest products and timberland assets as discontinued operations.  We realized note and cash proceeds of approximately $3.5 billion from the sale, after allowing for the $175 million reinvestment and transaction-related expenses.  The consideration for the timberlands portion of the transaction included $1.6 billion of timber installment notes receivable.  We securitized the timber installment notes in December and received cash of $1.5 billion.

For more information about the sale of our paper, forest products and timberland assets, and the securitization of the timber installment notes, see our 2004 Annual Report on Form 10-K.

(4)  2004 Special Items

First Quarter 2004

On March 31, 2004, we sold approximately 79,000 acres of timberland located in western Louisiana for $84 million.  We recorded a $59.9 million gain in “Other income (expense)” in our Boise Paper Solutions segment.

Second Quarter 2004

In May 2004, we sold our 47% interest in Voyageur Panel to Ainsworth Lumber Co. Ltd. for $96.5 million of cash.  We recorded a $46.5 million gain in “Other income (expense)” in our Boise Building Solutions segment.

(5)  2005 Special Items

First Quarter 2005

During the quarter ended March 26, 2005, results of our Corporate and Other segment included expenses for severance which were partially offset by a settlement gain from a previous asset sale, together netting $8.7 million.  We also recorded a $9.8 million legal reserve in our Contract segment related to a settlement with the Department of Justice.  During the quarter ended March 26, 2005, we incurred costs related to the early buyback of debt of $12.2 million.

Second Quarter 2005

During the quarter ended June 25, 2005, we incurred net expenses of $9.4 million including expenses for severance of approximately $5.5 million and other expenses, primarily professional service fees, which were included in our Corporate and Other segment and are not expected to be ongoing.  During the quarter ended June 25, 2005, we incurred costs related to the early buyback of debt of $2.2 million.

Third Quarter 2005

During the quarter ended September 24, 2005, we incurred expenses related to the previously announced headquarters consolidation, primarily for employee severance and retention of approximately $10.4 million.  Also during the quarter, we incurred other expenses for severance unrelated to the headquarters consolidation and asset write-offs of approximately $6.4 million, which are not expected to be ongoing.

(6)  Discontinued Operations

In December 2004, our board of directors authorized management to pursue the divestiture of our facility near Elma, Washington, that manufactures integrated wood-polymer building materials.  The board of directors and management concluded that the facility no longer fits with the company’s strategic direction.  We recorded the results of the facility’s operations as discontinued operations in our Statements of Income (Loss) for all periods presented in this release.  During the three and nine months ended September 24, 2005, this facility had operating losses, net of taxes, of $3.5 million and $12.1 million, respectively.  During the three and nine months ended September 30, 2004, this facility had operating losses, net of taxes, of $4.1 million and $14.2 million, respectively.

(7)  Income Taxes

Our estimated effective tax benefit rate applicable to continuing operations for the nine months ended September 24, 2005, was 24.0%, compared with an effective tax provision rate applicable to continuing operations of 37.6% for the nine months ended September 30, 2004.  The difference between the estimated tax rates is primarily due to the impact of non-deductible special items as well as the sensitivity of the rate to changing income levels and the mix of domestic and foreign sources of income.

(8)  Net Income (Loss) Per Common Share

Net income (loss) per common share was determined by dividing net income (loss), as adjusted, by weighted average shares outstanding. For the three and nine months ended September 24, 2005, the computation of diluted income (loss) per share was antidilutive; therefore, amounts reported for basic and diluted income (loss) were the same.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

NET INCOME (LOSS) PER SHARE

(unaudited)

(thousands, except per-share amounts)

	Three Months Ended
	September 24,	September 30,
	2005	2004
BASIC
Income (loss) from continuing operations	$(380)	$66,303
Preferred dividends	(1,093)	(3,242)
Basic income before discontinued operations	(1,473)	63,061
Loss from discontinued operations	(3,493)	(4,134)
Basic income (loss)	$(4,966)	$58,927

Average shares used to determine basic income (loss) per common share	70,711	86,864

Basic income (loss) per common share
Continuing operations	$(0.02)	$0.73
Discontinued operations	(0.05)	(0.05)
Basic income (loss) per common share	$(0.07)	$0.68

DILUTED
Basic income before discontinued operations	$(1,473)	$63,061
Preferred dividends eliminated	—	3,242
Supplemental ESOP contribution	—	(2,971)
Diluted income before discontinued operations	(1,473)	63,332
Loss from discontinued operations	(3,493)	(4,134)
Diluted income (loss) (a)	$(4,966)	$59,198

Average shares used to determine basic income (loss) per common share	70,711	86,864
Restricted stock, stock options and other	—	1,982
Series D Convertible Preferred Stock	—	3,170
Average shares used to determine diluted income (loss) per common share	70,711	92,016

Diluted income (loss) per common share
Continuing operations	$(0.02)	$0.69
Discontinued operations	(0.05)	(0.05)
Diluted income (loss) per common share	$(0.07)	$0.64

(a) Adjustments totaling $0.6 million for the quarter ending September 24, 2005 were not included in the computation of diluted income (loss) per common share because the impact would have been anti-dilutive due to the net loss recognized in the third quarter of 2005.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

NET INCOME (LOSS) PER SHARE

(unaudited)

(thousands, except per-share amounts)

	Nine Months Ended
	September 24,	September 30,
	2005	2004
BASIC
Income from continuing operations	$(18,639)	$186,562
Preferred dividends (a)	(3,354)	(9,776)
Basic income before discontinued operations	(21,993)	176,786
Loss from discontinued operations	(12,064)	(14,199)
Basic income (loss)	$(34,057)	$162,587

Average shares used to determine basic income (loss) per common share	81,667	86,472

Basic income (loss) per common share
Continuing operations	$(0.27)	$2.04
Discontinued operations	(0.15)	(0.16)
Basic income (loss) per common share	$(0.42)	$1.88

DILUTED
Basic income before discontinued operations	$(21,993)	$176,786
Preferred dividends eliminated	—	9,776
Supplemental ESOP contribution	—	(8,903)
Diluted income before discontinued operations	(21,993)	177,659
Loss from discontinued operations	(12,064)	(14,199)
Diluted income (loss) (b)	$(34,057)	$163,460

Average shares used to determine basic income (loss) per common share	81,667	86,472
Restricted stock, stock options and other	—	1,947
Series D Convertible Preferred Stock	—	3,244
Average shares used to determine diluted income (loss) per common share	81,667	91,663

Diluted income (loss) per common share
Continuing operations	$(0.27)	$1.94
Discontinued operations	(0.15)	(0.16)
Diluted income (loss) per common share	$(0.42)	$1.78

(a) The September 30, 2004 dividend attributable to the company’s Series D Convertible Preferred Stock held by the company’s ESOP (employee stock ownership plan) is net of a tax benefit.

(b) Adjustments totaling $1.8 million for the quarter ending September 24, 2005 were not included in the computation of diluted income (loss) per common share because the impact would have been anti-dilutive due to the net loss recognized in the nine months ended September 24, 2005.